SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRAY COMM SYS CLA B

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                11/18/96            1,000-           17.4250
                                11/11/96            1,000            17.4250
                                11/08/96            1,000            17.4250
               THE GABELLI ASSET FUND
                                10/11/96           10,000            18.9975
               THE GABELLI CAPITAL ASSET FUND
                                11/20/96            1,000            15.5500
                                10/11/96            2,000            19.0500
          GAMCO INVESTORS, INC.
                                11/20/96            1,000            15.5000
                                11/20/96           11,700            15.3750
                                11/18/96            3,000            16.2500
                                11/08/96            3,000            17.3625
                                11/07/96            2,000            16.8750
                                10/14/96            6,000            18.9375
                                10/09/96            3,000            19.1250

















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.
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